Advisory Agreement June 2, 2023 Charlotte Edelman [Address Omitted] Dear Charlotte, This letter agreement (this “Agreement”) sets forth the terms and conditions whereby you agree to provide certain services (as described in Section 1) to Skillz Inc., a Delaware corporation (the "Company"). 1. SERVICES. The Company hereby engages you, and you hereby accept such engagement, as an advisor to provide certain services to the Company on the terms and conditions set forth in the following sentence. At such times and places as may be mutually agreed, you will provide to the Company the following services (the "Services"): (a) support the onboarding of Andrew Dahlinghaus as General Counsel and Secretary of the Company (the “Successor GC”); (b) transition of duties and knowledge to the Successor GC; and (c) such other services as you and the Company may agree. Unless otherwise agreed between you and the Company, you will devote up to 40 hours per calendar week in performance of the Services. All of the Services will be on the instruction of the Company as delivered through Andrew Paradise, the Company’s CEO. You will report to Mr. Paradise (or his designee) concerning the Services performed under this Agreement and all work delivery matters, and will collaborate with the Company’s c-level executives. The Company shall provide you with access to its premises, materials, information and systems to the extent necessary for the performance of the Services. You will generally provide the Services remotely from location(s) of your choosing, however, if reasonably requested by the Company, you will travel to the Company’s headquarters in Las Vegas, Nevada. 2. TERM. The term of this Agreement shall be from June 27, 2023 through September 30, 2023, subject to extension by mutual agreement (the “Term”), unless earlier terminated in accordance with Section 6. Any extension of the Term or change to the Services will be subject to mutual written agreement between you and the Company (referred to collectively as the "Parties"). 3. FEES AND EXPENSES. As full compensation for the Services, the Company shall pay you at the rate of $8,173.08 per week (“Fees”), which amount is commensurate with your base salary as an employee of the Company as of your last day of employment. Fees will be paid to you in arrears on a monthly basis. Subject to compliance with the Company’s expense policies, the Company shall be responsible for any reasonable travel (which may include first class travel) or other out-of- pocket costs or expenses incurred by you in connection with the performance of the Services. You acknowledge that you will receive an IRS Form 1099 from the Company, and that you shall be solely responsible for all federal, state, and local taxes, as set out in Section 4.2 of this Agreement. 4. RELATIONSHIP OF THE PARTIES. 4.1 You are an independent contractor of the Company, and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between you and the Company for any purpose. In your capacity as an independent contractor performing services under this Agreement, you have no authority (and shall not hold yourself out as having authority) to bind the Company and you shall not make any agreements or representations on the Company’s behalf without the Company’s prior written consent. 4.2 Without limiting Section 4.1 of this Agreement, you will not be eligible to participate in any vacation, group medical or life insurance, disability, profit sharing or retirement benefits, or any other fringe benefits or benefit plans offered by the Company to its employees, and the Company will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining workers’ compensation insurance on your behalf. You shall be responsible for all such taxes or contributions, including penalties and interest. Any persons employed or engaged by you in connection with the performance of the Services shall be your employees or contractors and you shall be fully responsible for them and any claims made by or on behalf of any such employee or contractor. 5. CONFIDENTIALITY AND INTELLECTUAL PROPERTY RIGHTS. You agree that the terms and conditions of the Confidential Information and Invention Assignment Agreement (the “CIIAA”), by and between you and the Company shall remain in effect for the term of this Agreement and thereafter in accordance with the terms thereof. 6. REPRESENTATIONS, WARRANTIES AND COVENANTS. 6.1 You represent and warrant to the Company that: (a) you have the right to enter into this Agreement, to grant the rights granted herein, and to perform fully all of your obligations in this Agreement; (b) your entering into this Agreement with the Company and your performance of the Services do not and will not conflict with or result in any breach or default under any other agreement to which you are subject; (c) you shall perform the Services in compliance with all applicable federal, state, and local laws and regulations, and (d) while your Services to the Company are non-exclusive, you do not presently perform, and will not perform during the Term, consulting or other services for, or engage in or intend to engage in an employment relationship with, companies whose businesses or proposed businesses in any way involve products or services which would be competitive with the Company’s products or services, or those products or services known to you to be proposed or in development by the Company during the Term and you will disclose any such potential conflicts to the Company in writing. 6.2 The Company hereby represents and warrants to you that: (a) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; and (b) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action. 7. TERMINATION. You or the Company may terminate this Agreement without cause upon 30 calendar days' written notice to the other party to this Agreement or as otherwise mutually agreed. You or the Company may terminate this Agreement, effective immediately upon written notice to the other party to this Agreement, if the other party breaches this Agreement. In the event of termination pursuant to this Section 7, the Company shall pay you on a pro-rata basis any Fees then due and payable for any Services completed up to and including the date of such termination. Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company's written request, at the Company’s expense, you shall promptly after such expiration or termination deliver to the Company all all materials, equipment, and other property provided for your use by the Company. The terms and conditions of this Section 7 and Sections 4, 5, 6, 8, 9, 10 and 11 of this Agreement shall survive the expiration or termination of this Agreement. 8. ASSIGNMENT. You shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company’s prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may not assign its rights and obligations under this Agreement at any time without your prior written consent. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the Parties hereto and their respective successors and assigns.

9. ARBITRATION. 9.1 Any dispute, controversy, or claim arising out of or related to this Agreement or any breach or termination of this Agreement, including but not limited to the Services you provide to the Company, and any alleged violation of any federal, state, or local statute, regulation, common law, or public policy, whether sounding in contract, tort, or statute, shall be submitted to and decided by binding arbitration. Arbitration shall be administered by the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) and held in Las Vegas, Nevada before a single arbitrator, in accordance with the JAMS’s rules, regulations, and requirements. Any arbitral award determination shall be final and binding upon the Parties. Judgment on the arbitrator’s award may be entered in any court of competent jurisdiction. 9.2 Arbitration shall proceed only on an individual basis. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective claims against each other in court, arbitration, or any other proceeding. Each party shall only submit their own individual claims against the other and will not seek to represent the interests of any other person. The arbitrator shall have no jurisdiction or authority to compel any class or collective claim, or to consolidate different arbitration proceedings with or join any other party to an arbitration between the Parties. 11. GOVERNING LAW, JURISDICTION, AND VENUE. This Agreement and all related documents including all schedules attached hereto and all matters arising out of or relating to this Agreement and the Services provided hereunder, whether sounding in contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any conflict of laws principles that would cause the laws of any other jurisdiction to apply. 11. MISCELLANEOUS. 11.1 All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a "Notice") shall be in writing and addressed to: (a) in the case of the Company, at Legal; Legal@skillz.com (or to such other address that may be designated by the Company from time to time in accordance with this Section), and (b) in the case of you, at the address set forth on the first page of this Agreement, updated to reflect such other address that you may designate from time to time in accordance with this Section. All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), email, or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if: (i) the receiving party has received the Notice; and (ii) the party giving the Notice has complied with the requirements of this Section. 11.2 This Agreement, together with any other documents incorporated herein by reference and related exhibits and schedules, constitutes the sole and entire agreement of the Parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. 11.3 This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto, and any of the terms thereof may be waived, only by a written document signed by each party to this Agreement or, in the case of waiver, by the party or parties waiving compliance. 11.4 If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. 11.5 Neither you nor the Company shall make any public announcement or issue any public communication regarding this Agreement or the Services contemplated hereby, or any matter related to the foregoing, without first obtaining the mutual prior consent of both you and the Company (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by the Securities Exchange Act of 1934, as amended, or other applicable law or legal process (including pursuant to the rules of any national securities exchange), in which case the Company will use its commercially reasonable efforts to coordinate such announcement or communication with you prior to announcement or issuance and allow you a reasonable opportunity to comment thereon (which shall be considered by the Company in good faith).

11.6 This Agreement may be executed in multiple counterparts and by electronic signature, each of which shall be deemed an original and all of which together shall constitute one instrument. * * * * *

If this Agreement accurately sets forth our understanding, kindly execute the enclosed copy of this Agreement and return it to the undersigned. Very truly yours, SKILLZ INC. BY: /s/ Andrew Paradise Andrew Paradise, CEO Date: June 2, 2023 ACCEPTED AND AGREED: Charlotte Edelman BY: /s/ Charlotte Edelman (signature) Date: June 2, 2023